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                                  CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                        HARTFORD LIFE INSURANCE COMPANY

    SUPPLEMENT DATED DECEMBER 4, 2002 TO THE PROSPECTUS DATED MAY 1, 2002

Effective November 26, 2002, in the table under "Capital Resources and Liquidity Rating" on page 39 of the Prospectus, the "Ratings" information for Ratings Agency "Standard & Poor's" is deleted and replaced with the following:


                           STANDARD & POOR'S
                           -----------------
                                  AA-
                                  AA-



THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4353
333-81686